Exhibit 99.2

Date: April 30, 2014

To: All PokerTek Employees

Re: PokerTek, Inc. Merger Agreement with Multimedia Games, Inc.

Team:

I am pleased to announce that PokerTek has signed a definitive agreement to combine our business with Multimedia Games [Nasdaq: MGAM], a publicly held gaming manufacturer.

As a public company, our Board of Directors has a fiduciary responsibility to evaluate and consider every opportunity that has the potential to maximize shareholder value – including the sale of PokerTek.  Today’s announcement comes after a thorough and extensive evaluation and process conducted by management and our Board, which concluded that this agreement is in the best interests of our shareholders.

This is an exciting time for PokerTek.  We expect positive benefits and synergies from the combination of these two companies, which serve similar (and sometimes the same) markets.  Upon closing, the combined company will have a full portfolio of complimentary gaming devices for its customers.

While the proposed deal is being announced today, it is not expected to close until the second half of calendar 2014. We will keep you updated as things progress. In the meantime, it will be “business as usual” and we need to remain focused on doing our jobs, delivering value, and serving PokerTek’s customers well.

Please review the press release and the Q&A document included in this email, which may help answer some of your questions, as well as any you may receive from customers. This deal may receive some media interest and it is important that we speak with one voice.  Please direct any media inquiries to investorrelations@pokertek.com or to me at (704)849-0860, extension 101.  In addition, we must adhere to the Securities and Exchange Commission disclosure regulations and maintain confidentiality throughout the period from now until the completion of the transaction.

Later today, Patrick Ramsey, CEO of MGAM, will join us in Charlotte to provide additional details about Multimedia Games and give you the opportunity to ask questions.  More details regarding the exact time will be forthcoming.

Finally, I want to thank each one of you for your hard work and dedication to our organization.  I am very proud of our accomplishments, which would not have been possible without each of your individual contributions.

Best regards,

Mark D. Roberson
Chief Executive Officer

ADDITIONAL INFORMATION

The proxy statement that PokerTek plans to file with the Securities and Exchange Commission (“SEC”) and mail to its shareholders will contain information about PokerTek, MGI, the proposed merger, and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement or a notice of internet availability of the proxy statement from PokerTek by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about PokerTek, without charge, from the SEC's website (www.sec.gov) or, without charge, from PokerTek by mail or from the PokerTek website (www.pokertek.com). This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of PokerTek. PokerTek and its executive officers and directors may be deemed to be participants in the solicitation of proxies from PokerTek shareholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of PokerTek may have in the transaction will be set forth in the proxy statement. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with Securities and Exchange Commission in connection with the proposed merger.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and PokerTek’s expectations, beliefs and intentions. All forward looking statements included in this communication are based on information available to PokerTek on the date hereof. In some cases you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,’ “predicts,” “projects,” “targets,” “goals,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond PokerTek’s control.  These factors include (A) failure to obtain shareholder approval or failure to satisfy other conditions required for the consummation of the merger, (B) failure or delay in consummation of the transaction for other reasons, (C) changes in laws or regulations, (D) changes in the financial or credit markets or economic conditions generally and (E) other risks as are mentioned in reports filed by PokerTek with the Securities and Exchange Commission from time to time. PokerTek does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this and other PokerTek communications.